Dutch Bros Inc. Reports Strong Fourth Quarter and Full Year 2021 Financial Results
Opened 98 Shops in 2021, Expects At Least 125 Shop Openings in 2022
System Same Shop Sales Grew 10.1% in Fourth Quarter and 8.4% in 2021
Issues Full Year 2022 Financial Outlook
GRANTS PASS, OREGON - March 1, 2022 - Dutch Bros Inc. (NYSE: BROS; the “Company”) one of the fastest-growing brands in the food service and restaurant industry in the United States by location count, today reported financial results for the fourth quarter and year ended December 31, 2021. The Company also provided its full year 2022 financial outlook.
Joth Ricci, Chief Executive Officer and President of Dutch Bros Inc., stated, “2021 was a fantastic year for Dutch Bros. We started the year with the launch of the brand in Texas, which was a major milestone for the Company. Led by a talented pipeline of regional operators and long-term franchise partners, unit growth accelerated to 98 new shop openings, revenue grew 52.1% and same shop sales increased 8.4%. 2021 was also the year we converted customers from a long-standing, paper-based stamp card loyalty program to the Dutch Bros app, which grew to 3.2 million members. And, this summer, the Dutch Bros story was presented to the public markets. Through all this, we delivered financial results that exceeded our expectations and kept our brand promise of speed, quality and service.”
He added, “In 2022, we celebrate Dutch Bros’ milestone 30th anniversary, and begin our expansion east with our entrance into Nashville. While our history shows we’re a well-established and respected brand, we are still in the early stages of our long-term story. Two years ago, we entered 2020 with just 370 shops in 7 states. We finished 2021 with 538 shops in 12 states. Importantly, new shops are opening at higher average unit volumes than the system average, including in new markets. In 2022, we have committed to opening at least 125 new shops, supported by a robust pipeline and strong consumer acceptance of Dutch Bros. In addition to moving east, we are excited about further expansion in existing markets, including Southern California, a market we believe will be a significant growth driver. Over the next 10 to 15 years, we foresee at least 4,000 shops across the United States. As we continue on this journey, we will always put our people first and remain committed to making a massive difference in the lives of our employees, customers, and communities.”
Fourth Quarter 2021 Highlights:
•Opened 35 new shops, surpassing the prior record of 33 openings in a single quarter. Company operated shops represented 30 of these openings. This included opening 23 shops in the month of December alone, and six shops in six states on December 3rd, demonstrating our ability to move rapidly.
•Total revenues grew 55.8% to $140.1 million as compared to $89.9 million in the same period of 2020.
•Company-operated shops revenues increased 66.1% to $114.2 million as compared to $68.7 million in the same period of 2020.
•System same shop sales grew1 10.1% in the fourth quarter and 15.3% on a two-year basis. Company-operated same shop sales grew1 11.5% in the fourth quarter and 17.3% on a two-year basis.
•Company-operated shop gross profit grew 15.4% to $16.1 million as compared to $14.0 million in the same period of 2020.
•Company-operated shop contribution2, a non-GAAP financial measure, grew 27.2% to $21.4 million as compared to $16.8 million in the same period of 2020.
1    Same shop sales growth is defined in the section “Select Financial Metrics”.
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•Net loss was $(9.8) million, as compared to $(6.2) million in the same period of 2020. For the fourth quarter of 2021, we recognized $10.0 million of non-cash equity-based compensation.
•Adjusted EBITDA2, a non-GAAP financial measure, was $13.3 million, as compared to $13.0 million in the same period of 2020. Included in this comparison is a year over year increase in preopening expenses of $2.5 million, driven by both 50% more company shop openings as compared to the same period in the prior year, and a spillover of expenses from a series of late third quarter 2021 openings. 2020 results were positively impacted by lower discount and promotional costs as a result of the COVID-related suspension of its legacy paper-based loyalty program. The Company transitioned its loyalty program to a digital format through the launch of its digital rewards app in February 2021, with discount and promotional costs now normalized close to the Company’s going forward run rate. Finally our 2021 results now include $3.1 million in costs related to being a public company that did not exist in the prior comparable period.
•Adjusted net income2, a non-GAAP financial measure, was $3.5 million, as compared to $7.1 million in the same period of 2020.
•Net loss per share of Class A and Class D common stock - diluted was $(0.06) and Adjusted net income per fully exchanged share of common stock2, a non-GAAP financial measure, was $0.02.
Full Year 2021 Highlights:
•Opened 98 new shops, of which 82 were company-operated.
•Total revenues grew 52.1% to $497.9 million as compared to $327.4 million in 2020.
•Company-operated shops revenues increased 65.1% to $403.7 million as compared to $244.5 million in 2020.
•System same shop sales grew2 8.4% for the year 2021 and 10.3% on a two-year basis. Company-operated same shop sales grew1 9.0% for the year 2021 and 11.1% on a two-year basis.
•Company-operated shop gross profit grew 41.1% to $85.2 million as compared to $60.4 million in 2020. Company-operated shop contribution3, a non-GAAP financial measure, grew 44.7% to $101.5 million as compared to $70.1 million in 2020.
•Net income (loss) was $(121.1) million, as compared to $5.7 million in 2020. For the year 2021, we recognized $157.7 million of non-cash equity-based compensation.
•Adjusted EBITDA2, a non-GAAP financial measure, increased 17.7% to $82.1 million as compared to $69.8 million in year 2020. Please note 2020’s comparable results were positively impacted by lower discount and promotional costs as a result of the COVID-related suspension of the Company’s legacy paper-based loyalty program.
•Adjusted net income2, a non-GAAP financial measure, was $48.3 million, as compared to $49.6 million in 2020.
•Net loss per share of Class A and Class D common stock - diluted was $(0.31) and Adjusted net income per fully exchanged share of common stock2, a non-GAAP financial measure, was $0.30.
Outlook
For full year 2022 , Dutch Bros is providing the following outlook:
•Total system shop openings are expected to be at least 125, of which at least 105 shops will be company-operated.
2    Same shop sales growth is defined in the section “Select Financial Metrics”.
3    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
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•Total revenues are projected to be in the range of $700 million to $715 million.
•Same shop sales growth4 is estimated in the mid single digits.
•Adjusted EBITDA5 is estimated to be in the range of $115 million to $120 million.
•Capital expenditures are estimated to be in the range of $175 million to $200 million.
For Q1 2022, Dutch Bros is providing the following outlook:
•Total system shop openings are expected to be at least 30, of which nearly all shops will be company-operated.
•Same shop sales growth4 is estimated in the mid single digits.
Refinancing
On February 28, 2022, Dutch Bros refinanced its existing credit facility to provide greater liquidity and maintain a strong, growth-oriented balance sheet. The new five-year facility provides $500 million in committed capital, consisting of a $100 million fully drawn term loan, a $150 million undrawn delayed draw term loan, and a $250 million revolving credit facility. This structure provides ample capital while enabling Dutch Bros to maintain modest leverage as the brand grows.
Conference Call and Webcast Today
Joth Ricci, Chief Executive Officer and President, and Charles Jemley, Chief Financial Officer, will host a conference call and webcast to discuss financial results for the fourth quarter and full year ended December 31, 2021 today at 5:00 p.m. Eastern Time (ET).
Event: Fourth Quarter 2021 Conference Call and Webcast
Date: Tuesday, March 1, 2022
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
4    Same shop sales growth is defined in the section “Select Financial Metrics”.
5    We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.
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About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 538 locations across 12 states as of December 31, 2021.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, Twitter, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Dutch Bros’ possible or assumed future results of operations, including guidance for 2022, new shop openings, business strategies, potential growth opportunities and the effects of regulation. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “should,” “future,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to the evolving COVID-19 pandemic, disruptions in our supply chain, ability to hire and retain employees; and other risks, including those described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 12, 2021 and in our future reports to be filed with the SEC, including our Annual Report on Form 10-K for the full year ended December 31, 2021. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessical Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

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DUTCH BROS INC.
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts; unaudited)	2021	2020	2021	2020
REVENUES
Company-operated shops	$114,198	$68,747	$403,746	$244,514
Franchising and other	25,882	21,149	94,130	82,899
Total revenues	140,080	89,896	497,876	327,413

COSTS AND EXPENSES
Cost of sales	106,244	64,228	346,113	211,659
Selling, general and administrative	41,440	30,590	265,035	105,087
Total costs and expenses	147,684	94,818	611,148	316,746

INCOME (LOSS) FROM OPERATIONS	(7,604)	(4,922)	(113,272)	10,667

OTHER EXPENSE
Interest expense, net	(1,845)	(1,086)	(7,093)	(3,736)
Other income (expense), net	(141)	306	(1,240)	(363)
Total other expense	(1,986)	(780)	(8,333)	(4,099)

INCOME (LOSS) BEFORE INCOME TAXES	(9,590)	(5,702)	(121,605)	6,568
Income tax expense (benefit)	209	505	(507)	843
NET INCOME (LOSS)	$(9,799)	$(6,207)	$(121,098)	$5,725
Less: Net income (loss) attributable to Dutch Bros OpCo prior to the Reorganization Transactions	—	(6,207)	(68,602)	5,725
Less: Net loss attributable to non-controlling interests	(6,929)	—	(38,461)	—
NET LOSS ATTRIBUTABLE TO DUTCH BROS INC.	$(2,870)	$—	$(14,035)	$—
Net loss per share of Class A and Class D common stock:[6]
Basic	$(0.06)	N/A	$(0.31)	N/A
Diluted	$(0.06)	N/A	$(0.31)	N/A
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	45,874	N/A	45,864	N/A
Diluted	45,874	N/A	45,864	N/A

6    Basic and diluted net loss per share of Class A and Class D common stock is applicable only for the period September 14, 2021 through December 31, 2021, which is the period effective with and following the IPO and Reorganization Transactions.
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DUTCH BROS INC.
Segment Financials

	Three Months Ended December 31,		Year Ended December 31,
(in thousands; unaudited)	2021	2020	2021	2020
Revenues:
Company-operated shops	$114,198	$68,747	$403,746	$244,514
Franchising and other	25,882	21,149	94,130	82,899
Total revenues	140,080	89,896	497,876	327,413
Cost of Sales:
Company-operated shops	98,053	54,754	318,563	184,146
Franchising and other	8,191	9,474	27,550	27,513
Total cost of sales	106,244	64,228	346,113	211,659
Segment gross profit:
Company-operated shops	16,145	13,993	85,183	60,368
Franchising and other	17,691	11,675	66,580	55,386
Total gross profit	33,836	25,668	151,763	115,754
Selling, general and administrative	(41,440)	(30,590)	(265,035)	(105,087)
Interest expense, net	(1,845)	(1,086)	(7,093)	(3,736)
Other income (expense), net	(141)	306	(1,240)	(363)
Income (loss) before income taxes	$(9,590)	$(5,702)	$(121,605)	$6,568
Depreciation and amortization:
Company-operated shops	$5,253	$2,830	$16,291	$9,737
Franchising and other	1,535	1,220	6,263	4,349
All other	702	331	2,663	1,451
Total depreciation and amortization	$7,490	$4,381	$25,217	$15,537

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended December 31,				Year Ended December 31,
	2021		2020		2021		2020
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop revenue	114,198	100.0	68,747	100.0	403,746	100.0	244,514	100.0

Beverage, food and packaging costs	30,658	26.8	15,773	22.9	102,222	25.3	54,820	22.4
Labor costs	34,881	30.5	20,446	29.7	123,679	30.6	71,651	29.3
Occupancy and other costs	21,086	18.5	12,062	17.5	63,570	15.7	38,611	15.8
Pre-opening costs	6,175	5.4	3,643	5.3	12,801	3.2	9,327	3.8
Depreciation	5,253	4.6	2,830	4.1	16,291	4.0	9,737	4.0
Company-operated shop gross profit	16,145	14.1	13,993	20.4	85,183	21.1	60,368	24.7
Company-operated shop contribution [1]	21,398	18.7	16,823	24.5	101,474	25.1	70,105	28.7
_________________
1    Reconciliation of GAAP to non-GAAP results are provided below in the “Reconciliation of GAAP Financial Metrics to Non-GAAP” section of this press release.

DUTCH BROS INC.
Summary Cash Flows Data

	Year Ended December 31,
(in thousands; unaudited)	2021	2020
Net cash flows provided by operating activities	$80,375	$53,549
Net cash flows used in investing activities	(121,089)	(45,570)
Net cash provided by financing activities	27,580	8,077
Net increase (decrease) in cash	$(13,134)	$16,056
Cash and cash equivalents at beginning of period	31,640	15,584
Cash and cash equivalents at end of period	$18,506	$31,640
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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

	As of
(in thousands; unaudited)	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$18,506	$31,640
Accounts receivable, net	10,644	10,837
Inventory	23,345	15,580
Prepaid expenses and other current assets	8,796	5,015
Total current assets	61,291	63,072
Property and equipment, net	303,244	165,423
Intangibles, net	11,103	11,323
Goodwill	18,715	18,075
Deferred income tax asset, net	159,031	193
Other long-term assets	1,562	1,573
Total assets	$554,946	$259,659
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$20,440	$16,092
Accrued liabilities	24,513	10,036
Other current liabilities	6,471	1,429
Deferred revenue	22,807	11,192
Line of credit	64,104	15,000
Current portion of tax receivable agreements liability	450	—
Current portion of capital lease obligations	3,389	2,331
Current portion of long-term debt	103	3,788
Total current liabilities	142,277	59,868
Deferred revenue, net of current portion	5,030	4,746
Tax receivable agreements liability, net of current portion	109,283	—
Capital lease obligations, net of current portion	79,588	49,637
Long-term debt, net of current portion	4,749	24,367
Profits interest liability	—	41,845
Deferred rent	3,153	2,740
Other long-term liabilities	680	466
Total liabilities	344,760	183,669
Equity:
Members’ equity	—	75,990
Common stock	2	—
Additional paid in capital	107,531	—
Retained earnings (accumulated deficit)	(14,035)	—
Total stockholders' equity attributable to Dutch Bros Inc. / members’ equity	93,498	75,990
Non-controlling interests	116,688	—
Total equity	210,186	75,990
Total liabilities and equity	$554,946	$259,659
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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except number of shops data; unaudited)	2021	2020	2021	2020
Shop count, beginning of period
Company-operated	241	157	182	118
Franchised	262	258	259	252
	503	415	441	370
Company-operated new openings	30	20	82	59
Franchised new openings	5	6	16	13
Acquisition of franchise shops	—	5	7	5
Closures [1]	—	—	(1)	(1)
Shop count, end of period
Company-operated	271	182	271	182
Franchised	267	259	267	259
Total shop count	538	441	538	441

Average unit volume (AUV) [2]	N/A	N/A	$1,850	$1,679
Company-operated shops	N/A	N/A	$1,752	$1,524

Same shop sales growth 3 5	10.1%	5.7%	8.4%	2.0%
Company-operated shops	11.5%	6.8%	9.0%	0.8%

Company-operated shop revenue	$114,198	$68,747	$403,746	$244,514
Company-operated gross profit	$16,145	$13,993	$85,183	$60,368
Company-operated shop contribution [4]	$21,398	$16,823	$101,474	$70,105
Company-operated shop gross profit as a % of company-operated shop revenue	14.1%	20.4%	21.1%	24.7%
Company-operated shop contribution as a % of company-operated shop revenue [4]	18.7%	24.5%	25.1%	28.7%

Net income (loss)	$(9,799)	$(6,207)	$(121,098)	$5,725
Adjusted EBITDA [4]	$13,283	$13,044	$82,086	$69,764
Net income (loss) as % of revenue	(7.0)%	(6.9)%	(24.3)%	1.7%
Adjusted EBITDA as % of revenue [4]	9.5%	14.5%	16.5%	21.3%

Systemwide sales 4 5	$240,525	$175,372	$913,822	$687,238
Dutch Rewards member registrations [6]	464	8	3,202	8
___________
1    Represents a temporary shop closure in 2021 and a permanent shop closure in 2020.
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2 AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.
3    Same shop sales growth reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Systemwide shop base	398	344	354	316
Company-operated shop base	157	113	120	89
4 Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
5    Systemwide sales and systemwide same shop sales include company-operated shop revenue and sales at franchised shops during the comparable periods noted. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of overall Dutch Bros locations financial health, growth and future expansion prospects.
6    Dutch Rewards, a digitally-based rewards program available exclusively through the Dutch Rewards app, was launched February 2021. As such, there is no information for the comparable periods of 2020. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation charges. This is a standard metric used across the industry by our investors.
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EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income (loss) before interest expense (net of interest income), income taxes expense (benefit), and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses and donations associated with equity offerings, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: royalty abatement expenses, COVID-19: first responder donation, impacts of transition from paper stamp card to Dutch Rewards loyalty app, and expenses associated with the exit of our in-house merchandising business, Dutchwear. Adjusted EBITDA in dollars (as defined), taken as a percentage of total revenue.
Adjusted EBITDA Margin — definition and/or calculation
Defined as Adjusted EBITDA (as defined above), taken as a percentage of total revenue.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe the non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted net income (loss)
Definition and/or calculation
Net income (loss), excluding equity-based compensation expense, expenses and donations associated with equity offering, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: royalty abatement expenses, COVID-19: first responder donation, impacts of transition from paper stamp card to Dutch Rewards loyalty app, and expenses associated with the exit of our in-house merchandising business, Dutchwear, and income tax effects of items excluded from net income (loss).
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of RSAs and RSUs, as well as the assumed exchange of the weighted-average shares of Class B and Class C common stock.
Usefulness to management and investors
This non-GAAP measure is used a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed full exchange of all of our outstanding Class B and Class C common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
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Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income (loss) per share of Class A and Class D common stock – diluted, excluding per share impacts of equity-based compensation expense, expenses and donations associated with equity offering, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: royalty abatement expenses, COVID-19: first responder donation, impacts of transition from paper stamp card to Dutch Rewards loyalty app, and expenses associated with the exit of our in-house merchandising business, Dutchwear, income tax effects of items excluding from net income (loss), and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of our outstanding Class B and Class C common stock and related net income adjustments, we believe these measures facilitate a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, restricted stock awards and restricted stock units in Dutch Bros Pubco7 and/or Profit Interest Units in Dutch Bros Opco8 to certain eligible employees. These awards are accounted for in accordance with guidance prescribed for in accounting for share-based compensation.
Expenses associated with equity offerings
Costs incurred as a result of our stock offerings. These costs include legal fees, consulting fees, tax and accounting fees, and payroll taxes related to the grant and vesting of stock awards for certain employees.
Donations associated with equity offerings
As part of our IPO, we made a donation to the Dutch Bros Foundation. This donation is separate from other donations to the Dutch Bros Foundation that we may periodically make.
COVID-19: “thank you” pay and catastrophic leave
Costs related to two separate programs established to support employees during the COVID-19 pandemic. We implemented an hourly wage supplement program for shop employees who continued to work while their state or county was under a stay at home order or similar lockdown requirement. This program lasted in various markets until April 2021. We also established a catastrophic leave policy that provided paid leave to employees who were required to quarantine due to in-shop exposures and could not work their regular hours. All COVID-19-related protocols, including catastrophic leave, will remain in effect until the end of the COVID-19 pandemic as determined by the appropriate government agency.
COVID-19: royalty abatement
In April 2020, we permitted franchise partners to skip one month of royalty payments to support their cash flow needs. We discontinued this support one month later in May 2020.
COVID-19: first responder donation
During 2020, we made specific donations to the First Responders First organization to support the acquisition and distribution of personal protective equipment for first responders.
7    Dutch Bros PubCo refers to Dutch Bros Inc., a Delaware Corporation, in which its Class A common stock are publicly traded on the New York Stock Exchange under the symbol “BROS”.
8    Dutch Bros OpCo refers to Dutch Mafia, LLC, a Delaware limited liability company, and a direct subsidiary of Dutch Bros Inc.
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Dutch Rewards transition
In 2020, we discontinued issuing new stamp cards under the stamp card loyalty program, which we recognized previously deferred revenue as a result of customers redeeming their stamp cards. In 2021, the stamp card loyalty program was suspended.
Dutchwear merchandising adjustment
During 2020, we incurred a series of costs associated with the strategic decision to exit our internal merchandising business related to Dutch-branded goods such as mugs and cups. These costs include write-off and disposal of obsolete inventory and severance for staff dedicated to in-house support services related to our Dutchwear business.
Assumed exchange of weighted-average Class B and Class C shares of common stock
Weighted-average shares of Class B and C common stock that are assumed to be exchanged for Class A common stock.
Removal of allocation for controlling and non-controlling interests
Removal of the net income allocation to controlling and non-controlling interests to align the numerator of the net income (loss) per share to the denominator, which assumes the full exchange of shares of Class B and Class C common stock.
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended December 31,				Year Ended December 31,
	2021		2020		2021		2020
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop gross profit	16,145	14.1	13,993	20.4	85,183	21.1	60,368	24.7
Depreciation and amortization	5,253	4.6	2,830	4.1	16,291	4.0	9,737	4.0
Company-operated shop contribution	21,398	18.7	16,823	24.5	101,474	25.1	70,105	28.7
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	Three Months Ended December 31,				Year Ended December 31,
	2021		2020		2021		2020
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income (loss)	(9,799)	(7.0)	(6,207)	(6.9)	(121,098)	(24.3)	5,725	1.7
Depreciation and amortization	7,490	5.3	4,381	4.9	25,217	5.1	15,537	4.7
Interest expense, net	1,845	1.3	1,086	1.2	7,093	1.4	3,736	1.1
Income tax expense (benefit)	209	0.1	505	0.6	(507)	(0.1)	843	0.3
EBITDA	(255)	(0.2)	(235)	(0.3)	(89,295)	(17.9)	25,841	7.9
Equity-based compensation	9,955	7.1	11,715	13.0	157,716	31.7	35,087	10.7
Expenses associated with equity offerings	862	0.6	—	—	6,523	1.3	—	—
Donations associated with equity offerings	2,400	1.7	—	—	3,792	0.8	—	—
COVID-19: “thank you pay” and catastrophic leave	321	0.2	1,700	1.9	3,350	0.7	4,942	1.5
COVID-19: royalty abatement	—	—	—	—	—	—	1,400	0.4
COVID-19: first responder donation	—	—	—	—	—	—	2,000	0.6
Dutch Rewards transition	—	—	(2,377)	(2.6)	—	—	(3,669)	(1.1)
Dutchwear merchandising adjustment	—	—	2,241	2.5	—	—	4,163	1.3
Adjusted EBITDA	13,283	9.5	13,044	14.5	82,086	16.5	69,764	21.3

	Three Months Ended December 31,		Year Ended December 31,
(in thousands; unaudited)	2021	2020	2021	2020
Net income (loss)	$(9,799)	$(6,207)	$(121,098)	$5,725
Equity-based compensation	9,955	11,715	157,716	35,087
Expenses associated with equity offerings	862	—	6,523	—
Donations associated with equity offerings	2,400	—	3,792	—
COVID-19: “thank you pay” and catastrophic leave	321	1,700	3,350	4,942
COVID-19: royalty abatement	—	—	—	1,400
COVID-19: first responder donation	—	—	—	2,000
Dutch Rewards transition	—	(2,377)	—	(3,669)
Dutchwear merchandising adjustment	—	2,241	—	4,163
Income tax effects	(236)	—	(2,029)	—
Adjusted net income	$3,503	$7,072	$48,254	$49,648
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	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts; unaudited)	2021	2020	2021		2020
Weighted-average shares of Class A and Class D common stock outstanding - diluted	45,874	N/A	45,864	1	N/A
Dilutive effects of RSAs and RSUs	2,807	N/A	2,579	1	N/A
Assumed exchange of weighted-average Class B and Class C shares of common stock	113,705	N/A	113,705	1	N/A
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	162,386	N/A	162,148	1	N/A

Net loss per share of Class A and Class D common stock - diluted	$(0.06)	N/A	$(0.31)	1	N/A
Controlling and non-controlling interest adjustments	—	N/A	(0.43)		N/A
Equity-based compensation	0.06	N/A	0.97		N/A
Expenses associated with equity offerings	0.01	N/A	0.04		N/A
Donations associated with equity offerings	0.01	N/A	0.02		N/A
COVID-19: “thank you pay” and catastrophic leave	—	N/A	0.02		N/A
COVID-19: royalty abatement	—	N/A	—		N/A
COVID-19: first responder donation	—	N/A	—		N/A
Dutch Rewards transition	—	N/A	—		N/A
Dutchwear merchandising adjustment	—	N/A	—		N/A
Income tax effects	—	N/A	(0.01)		N/A
Adjusted net income per fully exchanged share of common stock	$0.02	N/A	$0.30		N/A

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1    Weighted-average shares and net loss per share of Class A and Class D common stock on a diluted basis is applicable only for the period September 14, 2021 through December 31, 2021, which is the period effective with and following the IPO and Reorganization Transactions.
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